EXHIBIT 10.22

                                             FIRST AMENDMENT TO LOAN AGREEMENT



         THIS FIRST AMENDMENT TO THE LOAN AGREEMENT originally dated April 2002 is made and entered into this 29 day of July 2003, by and between Continental Southern Resources, Inc. f/k/a Expressions Graphics, Inc, a Nevada corporation (the "Borrower") and Trident Growth Fund, LP f/k/a Gemini Growth Fund, LP, a Delaware limited partnership (the "Lender").


                              W I T N E S S E T H :

     WHEREAS, the Borrower has borrowed from Lender $1,500,000;

     WHEREAS, the Borrower has requested that Lender lend and additional $600,000 (the "Loan");

     WHEREAS, Lender has agreed to make such a loan available to Borrower upon the terms and conditions hereinafter set forth; and

     WHEREAS, this Amendment is made pursuant to Paragraph 9.4 of the Loan Agreement dated the 5th day of April 2002, by and between the Borrower and the Lender (the "Agreement" or "Loan Agreement") and Borrower represents and warrants that all of the previous executed Loan Documents are in full force and effect except as specifically modified herein;

NOW, THEREFORE, it is agreed to amend and change the following provisions:

1.11 "Committed Amount" means the principal amount of $2,100,000 which Lender has agreed to lend to Borrower as evidenced by the two or more Convertible Notes.

1.36 "Termination Date" means the earlier of: (a) July 31, 2004; (b) the date of the occurrence and continuance of an Event of Default (as hereinafter defined);
(c) the date of repayment of the Loan Amount plus accrued interest; or (d) the date of the Change of Control of the Borrower.

5.14 FINANCIAL COVENANTS. As of December 14, 2003 and until the Termination Date, the Borrower must maintain the following ratios:

         (a) CASH INTEREST COVERAGE. Until the Termination Date, the Borrower shall maintain a Consolidated EBITDA ratio, based on any of the Borrower's quarterly financial statements (as determined on the last day of each fiscal quarter for the immediately preceding quarter), of 2.0 or greater. The Consolidated EBITDA ratio is defined as Consolidated EBITDA divided by Interest Expense (Consolidated EBITDA / Interest Expense).



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         (b) CASH FLOW COVERAGE RATIO. The ratio of (a) the Borrower's Cash Flow to (b) the sum of (i) the Borrower's consolidated Interest Expense plus (ii) the Borrower's scheduled payments of principal (including the principal component of Capital Leases) to be paid during the 12 months following any date of determination shall at all times exceed 1.5 to 1.0. Compliance with the ratio will be tested as of the last day of each month, with Cash Flow and Interest Expense being calculated for the twelve months then ended.

         (c) CURRENT RATIO. The Borrower will at all times maintain a Current Ratio of not less than 1.5 to 1.0. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of the Borrower.

         (d) ACTUAL VERSUS BUDGET. The Borrower shall on a quarterly basis achieve 75 percent of its budgeted revenue and income. Budget numbers shall be those delivered to Lender contemporaneously herewith and then on September 30 for any following fiscal year.


7.1 Defaults. Each of the following shall constitute an Event of Default (an "Event of Default") hereunder: (a) the failure to pay when due any principal or interest hereunder or under the Convertible Note and the continuance of such failure for a period of ten (10) business days thereafter; (b) any other violation by the Borrower of any recital, funding condition, representation, warranty, covenant or agreement contained in this Agreement or in any of the Loan Documents; or any violation by the Borrower of any recital, funding condition, representation, warranty, covenant or agreement contained in any other document or agreement to which the Borrower and the Lender are parties;
(c) any change in the majority of the Board of Directors or of the management or in the control of the Borrower which is not contemplated in Section 5.12 herein or previously approved by the advance written consent of the Lender; (d) execution of any agreement, letter, memorandum of understanding or similar document relating to the transfer, disposition or sale of all or substantially all of the assets of the Borrower to anyone without the approval of the Lender;
(e) an assignment for the benefit of creditors by the Borrower; (f) an application for the appointment of a receiver or liquidator for the Borrower or any of its material assets; (g) an issuance of an attachment or the entry of a judgment against the Borrower in excess of $50,000; (h) a default by the Borrower with respect to any other indebtedness in excess of $50,000 due to the Lender; (i) the making or sending of a notice of intended bulk sale by the Borrower; (l) the issuance of a determination by a court of competent jurisdiction that one or more Loan Documents or one or more material provisions of any Loan Document is unenforceable, or the issuance of an injunction against the enforcement of any such Loan Document or material provision; (m) Default shall occur in the payment of any material indebtedness of the Borrower or its Subsidiaries, if any, or default shall occur in respect of any note, loan agreement or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein and any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall


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become due by its terms and shall not be promptly paid or extended. (n) upon the reasonable determination by the Lender that there has been a Material Adverse Effect; and (o) the occurrence of an Activity Event of Default (as defined in Section 8.6 herein). Upon the occurrence of any of the foregoing Events of Default, the Convertible Note and the Loan will be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, will at the option of the holder thereof become immediately due and payable in full. Upon the occurrence of an Event of Default, the Borrower agrees to pay reasonable collection costs and expenses, including reasonable attorneys' fees and interest (cash only, not stock) at the lesser of: (i) 18% per annum (cash only, not stock) or (ii) the maximum rate allowed under applicable law, from the date of the default at the maximum rate permitted by law computed on the unpaid principal balance.

FURTHER, the parties hereto agree that the warrants issued in connection with this amendment have a value of $37,500.


         IN WITNESS WHEREOF, the Borrower and the Lender have caused this First Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

WITNESS:                           TRIDENT GROWTH FUND, LP
                                   By: TRIDENT MANAGEMENT, LLC, its
                                       GENERAL PARTNER

----------------------------------   By:  /s/  SCOTT COOK
Name:                                     ----------------------------
                                          Scott Cook, Authorized Member



WITNESS:                                  CONTINENTAL SOUTHERN RESOURCES, INC.




                                     By:  /s/  STEPHEN P. HARRINGTON
----------------------------------        --------------------------
Name:                                              President